Exhibit 99.1

VermillionCompletes the Acquisitionof CorrelogicSystems’

Ovarian Cancer Diagnostics Business

AUSTIN, Texas — December 19, 2011 — Vermillion, Inc. (NASDAQ: VRML), a leading molecular diagnostics company, has completed the purchase of substantially all of the assets associated with the ovarian cancer diagnostics business ofCorrelogic Systems, Inc.for $435,000 in cash.

The assets includemore than 1,000prospectively collected diagnostic samples from ovarian tumor studies, three biomarker-related pending U.S. patents, proprietary software and other intellectual property.

Vermillion plans to use these assets to advance the goals of its ovarian cancer franchise, including thedevelopment of OVA2™, its next-generation ovarian cancer test. OVA2 is expected to expand Vermillion’s ovarian cancer market opportunities by addressing unmet medical needs and additional indications for testing.Correlogic’s valuable resource of patient samples enhancesthe company’s strategic position as an industry leader in this important medical field.

“While Vermillion notes the loss of a substantial competitor, the acquisition of these assets will enhance our development efforts, and offers significant savings in terms of time and cost,” said Vermillion’s CEO, Gail Page. “Further, the acquisition adds to our growing IP portfolio.”

Before filing for bankruptcy protection under Chapter 11 in 2010, Correlogic Systemspioneeredthe use of pattern recognition technologies in the development of proteomic, metabolomic and genomic-based clinical diagnostic tests. The company applied its proprietary software and sample preparation technologies to a wide range of high-throughput bioassay platforms, including mass spectrometry, nuclear magnetic resonance spectrometry, nucleic acid arrays, and immunoassays.

Correlogic’s technologypossessed a wide range of applications for the creation of disease classification models, biomarker discovery, and new drug discovery processes. It demonstrated results in cancer and non-cancer disease research, drug discovery, drug response monitoring, bio-security and other applications as published in 17 peer-reviewed journals.

About Vermillion

Vermillion, Inc. (NASDAQ: VRML) is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in oncology, hematology, cardiology and women’s health. Additional information about Vermillion can be found at www.vermillion.com.

Forward-Looking Statement

Certain matters discussed in this press release contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty as to Vermillion’s ability to protect and promote its proprietary technology; (2) Vermillion’s lack of a lengthy track record successfully developing and commercializing diagnostic products; (3) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future diagnostic products; (4) uncertainty of the size of market for its existing diagnostic tests or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payors such as private insurance companies and government insurance plans; (5) uncertainty that Vermillion will successfully license or otherwise successfully partner with third parties to commercialize its future products; (6) uncertainty whether the trading in Vermillion’s stock will become significantly less liquid; and (7) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of this report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.

Company Contact:

Ashish Kohli

VP, Corporate Strategy

Tel 512-519-0430

info@vermillion.com

Investor Relations:

Liolios Group, Inc.

Ron Both

Tel 949-574-3860

info@liolios.com

2